POWER OF ATTORNEY

I, Maria R. Singer, do hereby designate Alan B. Miller, Steve Filton, and Charles F. Boyle to act as my lawful attorneys-in-fact to execute and have delivered on my behalf, with the Securities and Exchange Commission and the New York Stock Exchange, certain forms as they pertain to my reporting of holdings of Universal Health
Services, Inc., Common Stock. Such necessary forms shall consist of a Form 3, Initial Statement of Beneficial Ownership,
Form  4, Statement of Changes in Beneficial Ownership and
Form 5,  Annual  Statement of Changes in  Beneficial Ownership.

I hereby ratify and confirm all that said attorney shall lawfully do or cause to be done by virtue hereof.

/s/ Maria R. Singer

Signed and dated on this 6th day of March, 2020.

On this 6th day of March, in the year 2020, before me, Patricia Orlando, personally appeared Maria R. Singer, personally known to me and have executed this document in-my presence.

PATRICA A ORLANDO                   I
/s/ Patricia A. Orlando
Signature of Notary Public

(SEAL)

NOTARY  PUBUC STATE OF NEW YORK' QUEENS COUNTY


The undersigned, Alan B. Miller, Steve Filton, and Charles F. Boyle hereby affirm that we are the persons named herein as attorneys-in-fact and that our original signatures are affixed hereto.


/s/ Alan B. Miller
/s/ Steve Filton
/s/ Charles F. Boyle

Signed and dated on this 6th day of March, 2020.



COMMONWEALTH  OF PENNSYLVANIA COUNTY OF MONTGOMERY

On this 6th day of March, in the year 2020, before me, Douglas R. Tewksbury, personally appeared Alan B. Miller,
Steve Filton, and Charles F. Boyle, personally known to me and have executed this document in my presence.


/s/ Douglas R. Tewksbury
Signature of Notary Public
COMMONWEALTH OF  PENNSYLVANIA
NOTARIAL SEAL

DOUGLAS R. TEWKSBURY,  Notary Public
Upper Merion Twp., Montgomery  County
My Commission Expires October 25, 2020